Exhibit 4.7
Certain identified information in this document has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such redacted information is indicated by [***]. Such redacted information has been excluded from this document because it is both not material and is the type that Azul S.A. treats as private or confidential.
AMENDMENT N°10
TO THE
A320 NEO PURCHASE AGREEMENT
BETWEEN
AIRBUS S.A.S.
as “Seller”
AND
AZUL FINANCE LLC
as “Buyer”

This amendment N°10 (hereinafter referred to as the “Amendment N°10”) is entered into on June 20, 2023, between:
1.    AIRBUS S.A.S., a société par actions simplifiée, a company duly created and existing under French law, having its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”); and
2.    AZUL FINANCE LLC, a company incorporated and existing under the laws of the State of Delaware having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the “Buyer”).
The Buyer and the Seller being together the “Parties” and each a “Party”.
WHEREAS
A.    The Buyer and the Seller entered into an A320 NEO Purchase Agreement dated October 24, 2014 (the “Purchase Agreement”) for the sale by the Seller and the purchase by the Buyer of thirty-five (35) NEO Aircraft comprising twenty five (25) A320 NEO Aircraft and ten (10) A321 NEO Aircraft (together with its Exhibits, Appendices and Letter Agreements and as amended and supplemented from time to time, the “Agreement”);
B.    The Buyer and the Seller entered into an amendment N°1 (the “Amendment N°1”) to the Agreement dated December 21,2015, pursuant to which the Seller agreed to reschedule certain Predelivery Payments as set forth in such Amendment N°1.
C.    The Buyer and the Seller entered into amendment N°2 and amendment N°4 (respectively the “Amendment N°2” and the “Amendment N°4”) to the Agreement dated July 20, 2018 and December 26, 2019 respectively, pursuant to which the Buyer and the Seller agreed to terminate the Agreement insofar as it relates to the Terminated Aircraft (as defined therein) in order to assist the Buyer in its financing of the Predelivery Payments relating to such Terminated Aircraft.
D.    The Buyer and the Seller entered into amendment N°3 and amendment N°5 (respectively the “Amendment N°3” and the “Amendment N°5”) to the Agreement dated July 20, 2018 and December 26, 2019 respectively, pursuant to which the Buyer and the Seller agreed that the Buyer shall have the right to reinstate such Relevant Aircraft (as defined therein) into the Agreement in accordance with, and subject to the terms and conditions of, the Call Option Agreement (as such term is defined in Amendment N°2), the Amendment N°3 and the Amendment N°5.
E.    The Buyer and the Seller entered into amendment N°6 (the “Amendment N°6”) to the Agreement dated August 28, 2020 to amend certain terms of the Agreement relative to the Relevant Aircraft.
F.    The Buyer and the Seller entered into amendment N°7 (the “Amendment N°7”) to the Agreement dated April 30, 2021 to advance certain portions of the A330 FHS Goods & Services Credit Memorandum.
G.    The Buyer and the Seller entered into amendment N°8 (the “Amendment N°8”) to the Agreement dated October 28, 2021 to reschedule the delivery period of [***].

H.    The Buyer and the Seller entered into amendment N°9 (the “Amendment N°9”) to the Agreement dated July 21st 2022 covering (a) the conversion of [***] into [***] type aircraft, (b) the conversion of [***] into [***] type aircraft and (c) the purchase by the Buyer and the sale by the Seller of [***] A321-200NY aircraft.
I.    The Buyer and the Seller now wish to enter into this amendment N°10 to the Agreement to reschedule the delivery period of several Aircraft.
NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
1.DEFINITIONS
1.1Capitalised terms used herein (including the recitals) and not otherwise expressly defined in this Amendment N°10 shall have the meanings assigned thereto in the Agreement. The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Amendment N°10.
1.2The provisions of clauses 0.2 and 0.3 of the Agreement shall be incorporated by reference to this Amendment N°10, as if the same were set out in full herein mutatis mutandis.
1.3The Parties agree that the definition of A330 Agreement, as defined in the Amendment N°9 to the Agreement, shall be deleted in its entirety and replaced by the following quoted text:
QUOTE
A330 Agreement means the purchase agreement dated as of 28 October 2022 reference CT2109319 entered into by the Buyer and the Seller (together with its Exhibits, Appendices and Letter Agreements, and as amended and supplemented from time to time) which covers the manufacture and the sale by the Seller and the purchase by the Buyer of the A330neo aircraft.
UNQUOTE
1.4The Parties agree that the definition of Incremental Aircraft, as defined in the Amendment N°9 to the Agreement, shall be deleted in its entirety and replaced by the following quoted text:
QUOTE
Incremental Aircraft means individually or collectively the [***] (as defined in Amendment N°2 to the A330 Agreement) and the [***] to be delivered under the Agreement.
UNQUOTE
1.5The Parties agree that the definition of Relevant Aircraft, as defined in the Amendment N°3 to the Agreement, shall be deleted in its entirety and replaced by the following quoted text:
QUOTE

Relevant Aircraft means, as the context may require, any or all of the following aircraft in respect of which the Agreement was terminated pursuant to Amendment N°2 (with the below scheduled delivery months, as may be amended pursuant to the [***] Purchase Agreement, subject to the terms of the Call Option Agreement):

Aircraft Rank Number	CAC ID	NEO Aircraft Type	Scheduled Delivery Period
[***]	[***]	[***]	[***]

UNQUOTE
1.6The Parties hereby agree that the definition of Other Agreement, as defined in the Agreement, shall be deleted in its entirety and replaced by the following quoted text:
QUOTE
Other Agreement means any agreement (including, without limitation, any guarantee) entered into between the (i) Buyer and/or any of its Affiliates and (ii) the Seller and/or any of its Affiliates (other than the Agreement).
UNQUOTE
1.7The Parties hereby agree that the following definition shall be added to the Agreement:
2024 Terminated Aircraft means individually or collectively the [***], which were terminated under the Agreement as per the provisions of Amendment N°2.
Affected Incremental A330 means any Incremental A330 (as such term is defined in Amendment N°2 to the A330 Agreement) which is subject to an Incremental Adjustment Event.
Incremental Adjustment Base means [***].
Incremental Adjustment Date means, in respect of an Incremental Adjustment Event, the date of such event.
Incremental Adjustment Event means [***].
2.CALL OPTION CANCELLATION
2.1Concurrently with this Amendment N°10, (A) the Seller and [***] have agreed pursuant to an amendment to the [***] Purchase Agreement, and (B) the Seller, the Buyer and [***] have agreed pursuant to an amendment to the Call Option Agreement 1 (as defined in Amendment N°6), in each case to cancel the Call Option (as defined in the Call Option Agreement 1) in respect of [***]. Consequently, [***] (the “Call Option Cancellation”).
2.2In consideration of the Call Option Cancellation, the Parties hereby agree that Clause 2 of Letter Agreement N°8 to the Agreement, as amended by Clause 7 of Amendment N°6, shall be deleted in its entirety. For the sole purpose of Clause 6.2 of Amendment N°6 [***].

2.3The Buyer agrees that [***]. The Buyer further agrees to [***].
2.4[***]
2.5[***]
3.RESCHEDULING
3.1The Parties hereby agree to modify the Schedule Delivery Period (the “Original Scheduled Delivery Period”, as set out below) of the Aircraft bearing rank number [***] (individually and collectively the “2025 Rescheduled Aircraft”) from their respective original Scheduled Delivery Period (the “Original Scheduled Delivery Period”) to their respective revised Scheduled Delivery Period (the “Revised Scheduled Delivery Period”), as set out below (the “2025 Rescheduling”).

Aircraft rank	Original Scheduled Delivery Period	Revised Scheduled Delivery Period	NEO Aircraft Type
[***]	[***]	[***]	[***]

3.2In respect of each 2025 Rescheduled Aircraft, the Predelivery Payment reference price and the Predelivery Payment schedule shall be adjusted pursuant to Clauses 5.3.1 and 5.3.2 of the Agreement respectively, to reflect the Revised Scheduled Delivery Period. [***]
3.3Upon execution of this Amendment N°10, the Buyer shall promptly inform the Propulsion Systems Manufacturer and the BFE suppliers about the 2025 Rescheduling.
4.DELIVERY SCHEDULE
4.1As a consequence of the 2025 Rescheduling, Clause 9.1.1 of the Agreement shall be deleted in its entirety and replaced with the following quoted provisions:
QUOTE
9.1.1    Subject to Clauses 2, 7, 8, 10 and 18, the Seller shall have the Aircraft Ready for Delivery at the Delivery Location within the following scheduled delivery periods:

NEO Aircraft Rank N°	Scheduled Delivery Period	NEO Aircraft Type
[***]	[***]	[***]

The Seller shall notify, no later than [***], the scheduled delivery month of such Aircraft within the aforementioned scheduled delivery quarter. Each of such months shall be, with respect to the corresponding Aircraft, the “Scheduled Delivery Month”. Until such notification and unless expressly mentioned otherwise, and for the purposes of this Agreement, including specifically Clause 5 hereof, the second month of such scheduled delivery quarter shall be deemed to be the Scheduled Delivery Month of such Aircraft.
UNQUOTE
5.SPECIAL CONSIDERATION FOR THE 2025 RESCHEDULED AIRCRAFT
5.1[***]

(i)    [***]
(ii)    [***]
[***]
5.2[***]
5.3[***]
(a)[***]
(b)[***]
6.LAW AND JURISDICTION
The Parties hereby agree that Clause 22.4 of the Agreement is deleted in its entirety and replaced by the following quoted text:
QUOTE
22.4    Law and Jurisdiction
[***]
UNQUOTE
7.MISCELLANEOUS PROVISIONS
7.1Effect of the Amendment
The Agreement will be deemed amended to the extent provided herein and all its provisions, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms. This Amendment N°10 supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment N°10 provided that this Amendment N°10 does not modify the Agreement in respect of any “Aircraft” that are subject to a predelivery payment financing facility.
Both Parties agree that this Amendment N°10 will constitute an integral, non-severable part of the Agreement and shall be governed by its provisions, except that if the Agreement and this Amendment N°10 have specific provisions that are inconsistent, the specific provisions contained in this Amendment N°10 shall govern.
In the event of any inconsistency between the terms and conditions of the Agreement, its Exhibits and letter agreements and this Amendment N ‘10, this Amendment N’ 10 shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force and effect.
7.2Confidentiality

The provisions of clause 22.12 of the Agreement shall apply to this Amendment N 10 as if set out in full herein mutatis mutandis.
7.3Law and Jurisdiction
This Amendment N°10 shall be governed by and construed in accordance with the laws of England.
The provisions of Clause 22.4.2 of the Agreement (as amended by this Amendment N°10) shall apply to this Amendment NMO as if set out in full herein mutatis mutandis.
7.4Contracts (Rights of Third Parties) Act 1999
The Parties do not intend that any term of this Amendment N°10 shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Amendment N°10.
7.5Severability
In the event that any provision of this Amendment N°10 should for any reason be held ineffective, the remainder of this Amendment N°10 shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto waives any provision of law, which renders any provision of this Amendment N°10 prohibited or unenforceable in any respect.
7.6Counterparts
This Amendment N°10 may be executed by the Parties in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment N°10 or any other document by email will be deemed as effective as delivery of an originally executed version. Any Party delivering an executed version of this Amendment N°10 or other document by email shall also deliver an originally executed counterpart but the failure to do so will not affect the validity or effectiveness of this Amendment N°10 or such document. The Parties hereto acknowledge and agree that this Amendment N°10 may be executed electronically by all Parties hereto through digital signatures certified by the Brazilian IT Authority (ICP-Brasil) and that such digital signatures shall be as legal and binding as manually executed, wet ink original signatures of the respective Parties.
7.7Assignment
7.8Notwithstanding any other provision of this Amendment N°10, this Amendment N°10 and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this paragraph will be void and of no force or effect.
7.9Clauses 22.2 (Notices) and 22.3 (Waiver) of the Agreement shall be incorporated by reference into this Amendment N°10 as if the same were set out in full herein mutatis mutandis.

IN WITNESS WHEREOF this Amendment N°10 was entered into the day and year first above written.

Agreed and accepted For and on behalf of AZUL FINANCE LLC /s/ Alexandre Malfitani Name: Alexandre Malfitani Title: Chief Financial Officer	Agreed and accepted For and on behalf of AIRBUS S.A.S. /s/ Benoît de Saint-Exupéry Name: Benoît de Saint-Exupéry Title: Executive Vice President, Contracts

In the presence of the following two (2) witnesses:

Witness: /s/ Yohan Closs Name: Yohan Closs ID: [***]	Witness: /s/ Michel Clanet Name: Michel Clanet ID: [***]

AZUL LINHAS AEREAS BRASILEIRAS S.A. (“Azul Linhas”) hereby consents to the amendments to the Agreement contained herein and acknowledges that the Guarantee and Indemnity dated 24 October 2014 (as amended and supplemented from time to time) (the “Guarantee and Indemnity”) from Azul Linhas in favour of the Seller remains in full force and effect notwithstanding such amendments and that the terms and conditions of the Guarantee and Indemnity shall be deemed to apply in respect of this Amendment N°10.
For and on behalf of
AZUL LINHAS AEREAS BRASILEIRAS S.A.
/s/ Alexandre Malfitani
Name: Alexandre Malfitani
Title: Chief Financial Officer